Exhibit 99.1

VITAL THERAPIES ANNOUNCES EXERCISE IN FULL OF UNDERWRITERS’ OPTION
TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK IN PUBLIC OFFERING

SAN DIEGO, California, March 29, 2017 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced that in connection with its previously disclosed underwritten public offering, the underwriters have exercised in full their option to purchase an additional 1,312,500 shares of its common stock. Including this option exercise, the total gross proceeds from the offering of an aggregate of 10,062,500 shares at a price to the public of $4.00 per share will be approximately $40.3 million, before deducting the underwriting discounts and commissions and offering expenses. All of the shares are being sold by Vital Therapies. The sale of the optional shares is expected to close on or about March 31, 2017, subject to customary closing conditions.

Vital Therapies currently plans to use the net proceeds from this offering for the continuing clinical development of the ELAD System, working capital and other general corporate purposes.

Raymond James & Associates, Inc. is acting as sole book-running manager for the offering. National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (Nasdaq:NHLD), is acting as co-manager for the offering.

A shelf registration statement (File No. 333-204097) was filed with the Securities and Exchange Commission on May 12, 2015, and declared effective on May 26, 2015. A final prospectus supplement related to the offering was filed with the Securities and Exchange Commission on March 23, 2017. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Vital Therapies, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical facts contained in this press release are forward-looking statements, including statements relating to the close of the underwriters’ option to purchase additional shares, the timing and size of the offering, the anticipated total gross proceeds from the offering and the expected use of proceeds from the offering. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include our ability to satisfy the conditions to closing in the underwriting agreement and complete the offering. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

the official corporate documents filed with the SEC. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic Company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Contact:

Al Kildani
Vice President, Investor Relations and Business Development
Vital Therapies, Inc.
858-673-6840
akildani@vitaltherapies.com

2